                                                                   Exhibit 3-179
--------------------------------------------------------------------------------

Applicant's Account No. -------------------------------------------------------

DSCB:BCL-204 (Rev. 8.72)                                                                 Filed this 2nd June, 1982 A. o
Filing Fee:$75                     --------------------------------------------------    Commonwealth of Pennsylvania
AIB-7                                                                                    Department of State
Articles of                                   COMMONWEALTH OF PENNSYLVANIA
Incorporation-                                    DEPARTMENT OF STATE                    /s/ [graphic omitted]
Domestic Business Corporation                      CORPORATION BUREAU
                                                                                         Secretary of the Commonwealth


   In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933(P.L.364) (15 P.S. ss.1204), the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

   1. The name of the corporation is: Healthcare Resources Corp.

   2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:
                  16                 Brandywine Drive
   ----------------------------------------------------------------------------
               (NUMBER)                 (STREET)

               Brandamore               Pennsylvania           19316
   ----------------------------------------------------------------------------
               (CITY)                                    (ZIP CODE)

   3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

    To engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

   4. The term for which the corporation is to exist is: perpetual
                                                         ----------------------

   5. The aggregate number of shares which the corporation shall have authority to issue is:

     1,000 shares of common stock at $1.00 par value

                                     form 4

DSCB:BCL-204 (Rev. 8-72)-2

6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s), is (are):

              NAME                                      ADDRESS                   NUMBER AND CLASS OF SHARES
                                         (including Street and number, if any)
Joseph Anton Williamson                           16 Brandywine Drive             1 share common
------------------------------------------------------------------------------------------------------------
                                                  Brandamore, PA 19316
------------------------------------------------------------------------------------------------------------


  IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 2nd day of June, 1982.

                                          /s/ Joseph Anton Williamson
------------------------------ (SEAL)     ------------------------------ (SEAL)

                                        JOSEPH ANTON WILLIAMSON

                                          ------------------------------ (SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

   A. For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). Thes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

   B. One or more corporations or natural persons of full age may incorporate a business corporation.

   C. Optional provisions required or authorized by law may be added as
      Paragraphs 7, 8, 9 .... etc.

   D. The following shall accompany this form:

     (1) Three copies of Form DSCB:BCL-206 (Registry Statement Domestic of Foreign Business Corporation).

     (2) Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of
         Name) or Form DSCB:17.3 (Consent to Use of Similar Name).

     (3) Any necessary governmental approvals.

  E. BCL ss.205 (15 Pa. S. ss.1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                          Commonwealth of Pennsylvania

                              Department of State

                                [graphic omitted]

                          CERTIFICATE OF INCORPORATION

                  Office of the Secretary of the Commonwealth

              To All to Whom These Presents Shall Come, Greeting:

Whereas, Under the provisions of the Laws of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a "Certificate of Incorporation" evidencing the incorporation of an entity.

Whereas, The stipulations and conditions of the Law have been fully complied with by

                           HEALTHCARE RESOURCES CORP.

Therefore, Know Ye, That subject to the Constitution of this Commonwealth, and under the authority of the Laws thereof, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.

   Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements, and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

                                 Given under my Hand and the Great Seal of the
 [graphic omitted]                    Commonwealth at the City of Harrisburg,
                                      this 2nd day of June in the year of our
                                      Lord one thousand nine hundred and
                                      eighty-two and of the Commonwealth the
                                      two hundred sixth

                                               /s/ [graphic omitted]
                                      -----------------------------------------
                                            Secretary of the Commonwealth


                                                                        0743293



          JOSEPH ANTON WILLIAMSON